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                                                                     Exhibit 5.1


                        [Letterhead of Perkins Coie LLP]

                                 March 14, 2000

ShopNow.com Inc.
411 First Avenue S., Suite 200N
Seattle, Washington  98104

Ladies and Gentlemen:

         We have acted as counsel to ShopNow.com Inc., a Washington corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission relating to the issuance of such number of shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), as shall be required pursuant to the terms of the Agreement and Plan of Merger, dated as of January 20, 2000, among the Company, Shamu Acquisition, Inc. and Ubarter.com Inc. (the "Merger Agreement"). These shares are to be issued as a result of the conversion of shares of common stock of Ubarter.com Inc. ("Ubarter.com") pursuant to the Merger Agreement, and the issuance of these shares is subject to satisfaction or waiver of all conditions to the Merger Agreement. We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

         Based on and subject to the foregoing, we are of the opinion that, following the effectiveness of the Registration Statement, in accordance with the terms of the Merger Agreement, the Common Stock, when issued, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the Prospectus of the Registration Statement under the


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ShopNow.com Inc.
March 14, 20000
Page 2


heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                            Very truly yours,

                                            Perkins Coie LLP